Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Stericycle, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) we, Cindy J. Miller, Chief Executive Officer of the registrant, and Daniel V. Ginnetti, Chief Financial Officer of the registrant, certify as follows:

(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 2, 2019

/s/ Cindy j. miller
Cindy J. Miller
Chief Executive Officer
Stericycle, Inc.

/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Chief Financial Officer
Stericycle, Inc.